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                                                                   EXHIBIT 10.44

             DESCRIPTION OF NEW HIRE PAYMENT TO GARY L. CRITTENDEN

        In connection with the hiring of Gary L. Crittenden as Executive Vice President and Chief Financial Officer in June 2000, the Company made a new hire payment in the amount of $200,000, of which $100,000 was paid in March 2001 and $100,000 was paid in March 2002.